Lithium Technology Corporation 8-K

Exhibit 10.37

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT ("Agreement") is made as of this ___ day of March 2011, by and between LITHIUM TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and _______________ ("Indemnitee").

RECITALS

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors and officers of the Company and to indemnify its directors and officers so as to provide them with the maximum protection permitted by law; and

WHEREAS, the Company, through its Board of Directors, approved this Agreement on March  23, 2011.

NOW, THEREFORE, in consideration of the foregoing, the Company and Indemnitee hereby agree as follows:

1.           AGREEMENT TO SERVE. Indemnitee agrees to serve or to continue to serve the Company, at the Company's will (or under separate written agreement approved by the Board of Directors of the Company, if such agreement exists), in the capacity Indemnitee currently serves or is being requested to serve the Company, as long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the By-Laws of the Company or any subsidiary of the Company or (subject to any employment or consulting agreement between Indemnitee and the Company) until such time as Indemnitee tenders a written resignation or is removed in accordance with the By-Laws; provided, however, that nothing contained in this Agreement is intended to or shall create any right (express or implied) to continued employment by Indemnitee.

2.           INDEMNIFICATION.

(a)     THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its equivalent, shall not, of itself, create a presumption that

Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

(b)     PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact the Indemnitee is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit is or was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall deem proper.

(c)     MANDATORY PAYMENT OF EXPENSES. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2(a) or (b) or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

(d)     SPECIFIC CASE. Notwithstanding any other provision in this Agreement and unless otherwise permitted by applicable law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, made in the manner provided by applicable law, that indemnification of Indemnitee is proper under the circumstances.

3.           EXPENSES; INDEMNIFICATION PROCEDURE.

(a)     ADVANCEMENT OF EXPENSES. The Company shall advance expenses (including attorneys' fees) incurred by Indemnitee defending any civil, criminal, administrative or investigative action, suit or proceeding referenced in Sections 2(a) or (b) hereof before a final disposition of such action, suit or proceeding upon receipt from Indemnitee of an undertaking to repay such amounts advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

(b)     NOTICE/COOPERATION BY INDEMNITEE. Indemnitee shall, as a condition precedent to his right to indemnification under this Agreement, give the Company notice, in accordance with Section 13 hereof, of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the appropriate officer of the Company. In addition, Indemnitee shall give the

Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

(c)     PROCEDURE. Any indemnification and advances provided for in Section 2 and this Section 3 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee unless otherwise mutually agreed to by the parties. If a claim under this Agreement, under any statute, or under any provision of the Company's Amended and Restated Certificate of Incorporation or By-Laws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 12 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee. Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the intention of the parties that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)     NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)     SELECTION OF COUNSEL. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceedings against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ separate counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

4.           ADDITIONAL INDEMNIFICATION RIGHTS; NON-EXCLUSIVITY.

(a)     SCOPE. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee, in whole or in part, to the fullest extent permitted by law. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or its officers, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b)     NON-EXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Amended and Restated Certificate of Incorporation, By-Laws, any agreement, any vote of stockholders or disinterested Directors, the Delaware General Corporation Law (“DGCL”) or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office or position. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

5.           MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the United States Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

6.           LIABILITY INSURANCE. In the event that the Company does not in the future maintain a policy or policies of officers and directors liability insurance with a reputable insurance company or companies, upon written request of Indemnities, the Company agrees to in such event, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain such a policy or policies of insurance. Officers and directors liability insurance would cover, among other things, coverage for losses from wrongful acts and/or to ensure the Company's performance of its obligations under this Agreement. The Company shall not be obligated to make such determination more than once in any twelve (12) month period based on written requests from Indemnities. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all such policies of liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

7.           SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8.           EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)     CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or otherwise as required under Section 145 of the DGCL, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit;

(b)     LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

(c)     INSURED CLAIMS. To indemnity Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise tax or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance or other policy of insurance maintained by the Company;

(d)     CLAIMS UNDER SECTION 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee or securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

(e)     UNLAWFUL CLAIMS. To indemnify Indemnitee in any manner which is contrary to public policy or which a court of competent jurisdiction has finally determined to be unlawful;

(f)     FAILURE TO SETTLE PROCEEDING. To indemnify Indemnitee for liabilities in excess of the total amount at which settlement reasonably could have been made, or for any cost and/or expenses incurred by Indemnitee following the time such settlement reasonably could have been effected, if Indemnitee shall have unreasonably delayed, refused or failed to enter into a settlement or any action, suit or proceeding (or investigation or appeal thereof) recommended in good faith, in writing, by the Company; or

(g)     BREACH OF EMPLOYMENT OR CONSULTING AGREEMENT. To indemnify Indemnitee for any breach by Indemnitee of any employment or consulting agreement between Indemnitee and the Company.

9.           CONSTRUCTION OF CERTAIN PHRASES.

(a)     COMPANY.  For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that if Indemnitee is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)     GENERAL.  For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director or officer of the Company or any subsidiary of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interest of the Company" as referred to in this Agreement.

10.         SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

11.         ATTORNEY'S FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines the each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

12.         NOTICE. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) at the address specified for such party on the signature page hereto, and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or via facsimile or electronic mail (with confirmation of receipt and a copy by first class mail or air mail).

13.         CHOICE OF LAW. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware without regard to conflicts-of-laws principles.

14.         CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the state and Federal courts of the State of New York for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state and Federal courts sitting in New York, New York, Borough of Manhattan.

15.         HEADINGS.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires.

16.         COUNTERPARTS. This Agreement may be executed in one or more counterparts, and such counterparts may be delivered in electronic format (including via facsimile or via electronic mail), each of which shall constitute an original.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LITHIUM TECHNOLOGY CORPORATION

By:
Name:
Title:

Address:

AGREED TO AND ACCEPTED BY INDEMNITEE:

Print Name:
Address: